Exhibit 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference therein of our report dated March 7, 2003, with respect to the consolidated financial statements of Wintrust Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, incorporated by reference in the Registration Statement (Form S-8) pertaining to the Advantage National Bancorp, Inc. Amended 2002 Stock Incentive Plan, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Chicago, Illinois
December 16, 2003